Exhibit 10.9

REAFFIRMATION AND RATIFICATION AGREEMENT

This REAFFIRMATION AND RATIFICATION AGREEMENT, dated as of February 12, 2013 (this “Agreement”), by and between YA GLOBAL INVESTMENTS, L.P., a Cayman Islands exempt limited partnership (hereinafter, the “Lender”), on the one hand, and TIMIOS NATIONAL CORPORATION, a Delaware corporation (“TNC”), and CSS MANAGEMENT CORP., a Pennsylvania corporation (“CSS” and, together with TNC, the “Companies” and each, a “Company”), on the other hand.

W I T N E S S E T H:

WHEREAS, the Lender has made loans and other financial accommodations to or for the benefit of the Companies;

WHEREAS, the Companies and the Lender have entered into a Restructuring Agreement dated as of the date hereof (the “Restructuring Agreement”) pursuant to which, among other things, the Lender has agreed to restructure the debt obligations owing by TNC to the Lender; and

WHEREAS, this Agreement is a condition precedent to the effectiveness of the transactions contemplated by the Restructuring Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Reaffirmation and Ratification

1.                                      Each Company:

(a)                                 Hereby ratifies, confirms, and reaffirms all and singular the terms and conditions of the documents, instruments and agreements set forth on Exhibit A hereto (collectively, with all documents, instrument and agreements executed in connection therewith or related thereto, as may be amended, modified, supplemented and/or amended and restated from time to time, including, without limitation, the Second Amended and Restated Notes (as defined on Exhibit A hereto), the “Financing Documents”) and acknowledges and agrees that the Financing Documents remain in full force and effect in accordance with their terms;

(b)                                 Hereby ratifies, confirms, and reaffirms that (i) the obligations secured by the Financing Documents, other than the obligations arising under the Recourse Note, include, without limitation, the Obligations (as defined in the Security Agreements, as defined on Exhibit A hereto, as amended on the date hereof), and any future modifications, amendments, substitutions or renewals thereof, (ii) all collateral, whether now existing or hereafter acquired, granted to the Lender pursuant to the Financing Documents or otherwise shall secure all of the Obligations until full and final payment of the Obligations, it being understood that the defined term “Obligations” does not include the obligations arising under the Recourse Note; and (iii) the occurrence of a default and/or Event of Default (as defined in the Financing Documents) under any Financing Document shall constitute an Event of Default under all of the Financing

Documents, other than under the Recourse Note, it being the express intent of the Company that all of the Obligations be fully cross-collateralized and cross-defaulted; and

(c)                                  Shall, from and after the execution of this Agreement, execute and deliver to the Lender whatever additional documents, instruments, and agreements that the Lender may reasonably require in order to correct any document deficiencies, or to vest or perfect the Financing Documents and the collateral granted therein or herein more securely in the Lender and/or to otherwise give effect to the terms and conditions of this Agreement, and hereby authorizes the Lender to file any financing statements, and take any other normal and customary steps, the Lender deems necessary to perfect or evidence the Lender’s security interests and liens in any such collateral.  This Agreement constitutes an authenticated record.

Miscellaneous

(a)                                 Nothing contained in this Agreement shall be construed or interpreted or is intended as a waiver of any default and/or Event of Default or of any rights, powers, privileges or remedies that the Lender has or may have under the Financing Documents or applicable law on account of any such default and/or Event of Default.

(b)                                 Each party has full power, right and authority to enter into and perform its obligations under this Agreement, and this Agreement has been duly executed and delivered by each such party, constitutes the valid and binding obligation of each such party, and is enforceability against each such party in accordance with its terms.

(c)                                  This Agreement shall be governed by and construed in accordance with the laws of the state of New Jersey, without giving effect to the conflict of laws principles thereof.

(d)                                 This Agreement may be executed in counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

(e)                                  This Agreement shall be binding upon and enforceable by, and inure to the benefit of, the parties hereto and their respective successors and assigns.

(f)                                   Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Reaffirmation and Ratification Agreement as of the date first above written.

YA GLOBAL INVESTMENTS, L.P.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:	/s/ Ed Schinik
Name: Ed Schinik
Title: Chief Financial Officer

TIMIOS NATIONAL CORPORATION

By:	/s/ C. Thomas McMillen
Name: C. Thomas McMillen
Title: CEO

CSS MANAGEMENT CORP.

By:	/s/ Michael T. Brigante
Name: Michael T. Brigante
Title: CEO

EXHIBIT A

Financing Documents

1.              Second Amended and Restated Non-Recourse Promissory Note, No. HOMS-7-1, dated February 12, 2013 (the “Non-Recourse Note”) in the original principal amount of Five Hundred Fifty Thousand and 00/100 Dollars ($550,000) issued by TNC to the Lender;

2.              Second Amended and Restated Promissory Note, No. HOMS-7-2, dated February 12, 2013 (the “Recourse Note” and, together with the Non-Recourse Note, the “Second Amended and Restated Notes”) in the original principal amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000) issued by TNC to the Lender;

3.              Amended and Restated Guaranty Agreement dated as of August 28, 2012 by CSS in favor of Lender;

4.              Amendment No. 1 to Amended and Restated Security Agreement, dated as of February 12, 2013, with respect to Amended and Restated Security Agreement dated as of August 28, 2012 by and between TNC and Lender;

5.              Amendment No. 1 to Amended and Restated Security Agreement, dated as of February 12, 2013, with respect to Amended and Restated Security Agreement dated as of August 28, 2012 by and between CSS and Lender;

6.              Amended and Restated Security Agreement dated as of August 28, 2012 by and between TNC and Lender (the “TNC Security Agreement”);

7.              Amended and Restated Security Agreement dated as of August 28, 2012 by and between CSS and Lender (the “CSS Security Agreement” and, together with the TNC Security Agreement, the “Security Agreements”);

8.              UCC-1 Financing Statement, file no. 2007 2121167, dated June 6, 2007, filed with the Delaware Secretary of State, by the Lender against TNC, as amended;

9.              UCC-1 Financing Statement, file no. 2008 0936417, dated March 17, 2008, filed with the Delaware Secretary of State, by the Lender against TNC, as amended; and

10.       UCC-1 Financing Statement, file no. 2011111605102, dated November 15, 2011, filed with the Pennsylvania Department of State, by the Lender against CSS, as amended.